Exhibit 99.1

CONCENTRA’S BUSINESS

Founded in 1979, Concentra is the nation’s leading provider of workers’ compensation and other occupational health services. After giving pro forma effect to the Divestiture and the Spin-Off, Concentra’s primary services include the treatment of work-related injuries and illnesses, physical therapy, pharmacy, physical examinations, and drug and alcohol testing and are provided through a nationwide network of 316 primary care centers located in 40 states. In addition to the services provided in Concentra’s medical centers, Concentra provides a range of services to its employer clients at their workplaces. These services include on-site medical programs at over 260 employer work locations, on-site testing and monitoring services through Concentra’s mobile medical units, on-call telephonic nurse triage care available twenty-four hours a day, physical examination and substance abuse program management, and other services delivered on-site, including vaccinations, education and training, wellness and prevention services, and industrial hygiene and safety consulting services. Concentra also provides bill review and case management services to the auto injury market through its Auto Injury Solutions line of business. For the twelve months ended March 31, 2007, Concentra generated Pro Forma Revenue and Pro Forma Adjusted EBITDA of $782.4 million and $93.3 million, respectively.

Note: 2004 and 2005 results have been adjusted to include the operating results of Occupational Health + Rehabilitation, Inc. for periods when the business was not owned by Concentra.

OVERVIEW OF VIANT HOLDINGS, INC.

For the twelve months ended March 31, 2007, on a pro forma basis to give effect to the transactions described in this filing, Viant generated adjusted revenue of $211.2 million and adjusted pro forma EBITDA of $74.6 million.

(1)	Adjusted Revenue consists of the following (in millions):

Historical LTM reported revenue	$214.7
Pro Forma revenue reduction due to a change in pricing levels related to a business services agreement with an affiliate of Concentra which has been subsequently divested	(3.5)

$211.2

Concentra Inc.

Reconciliation of Revenue to Pro Forma Adjusted Revenue

	Pro Forma Estimates
	For the twelve months Ended December 31,
	2004	2005	2006
	(in millions)
Revenue	$734.1	$826.7	$976.0

Viant (1)	(132.4)	(143.4)	(208.8)
Acquisition of OH+R (2)	48.3	50.8	—

Pro Forma Adjusted Revenue	$650.0	$734.1	$767.2

(1)	Represents the Viant’s revenue as reported by Concentra.

(2)	Represents the pro forma revenue for Occupational Health + Rehabilitation Inc (“OH+R”) for the 2004 year and the first ten months of 2005.

Concentra Inc.

Unaudited Pro Forma Summary Statement of Operations and Reconciliation of Pro Forma Adjusted EBITDA to Net Income

For the Twelve Months Ended March 31, 2007

	For the Twelve Months Ended March 31, 2007
	(unaudited)
	Actual	Divested Operations	Viant	Corporate Overhead Adjustment	Concentra Pro Forma Adjustments	Concentra Pro Forma
Revenue	$990.8	$—	$208.4	$—	$—	$782.4
Cost of Services	729.3	—	92.2	—	—	637.1

Gross Profit	261.4	—	116.2	—	—	145.3
General and Administrative	154.8	—	49.9	(0.4)	17.4	87.9
Amortization	5.8	—	3.8	—	0.1	1.9
Gain of Sale of Assets	—	—	—	—	—	—

EBIT	100.9	—	62.5	0.4	(17.5)	55.5
Interest Expense	46.9	—	39.4	—	(37.9)	45.4
Other Non-Operating Expenses	4.4	—	—	—	0.2	4.2

Pretax Income	49.6	—	23.1	0.4	20.2	5.9
Provision for Income Taxes	18.9	—	9.0	—	7.6	2.3

Income from Continuing Operations	30.7	—	14.1	0.4	12.6	3.7
Income from Discontinuing Operations, net of tax	(1.7)	(1.7)	—	—	—	—

Net Income	$32.4	$1.7	$14.1	$0.4	$12.6	$3.7

Reconciliation of Net Income to Pro Forma Adjusted EBITDA
Net Income	$32.4	$1.7	$14.1	$0.4	$12.6	$3.7
Provision for Income Taxes	18.9	—	9.0	—	7.6	2.3
Interest Expense, net	46.9	—	39.4	—	(37.9)	45.4
Depreciation Expense	31.8	—	6.8	—	(0.7)	25.7
Amortization	5.8	—	3.8	—	0.1	1.9
Equity-based Compensation	10.2	—	2.2	—	—	8.1

EBITDA	146.0	1.7	75.2	0.4	(18.3)	87.0
Other Non-Operating Expenses	3.6	0.5	2.8	—	(1.5)	1.8
Gain on Sale of Assets	(13.6)	(13.6)	—	—	—	—
Expenses from Discontinued Operations	41.8	41.8	—	—	—	—
Minority share of Depreciation, Amortization and Interest	(0.9)	—	—	—	—	(0.9)

Adjusted EBITDA (1)	176.9	30.4	78.0	0.4	(19.8)	87.8
Litigation Settlement	12.4	—	—	—	12.4	—
Transaction Costs	4.0	—	—	—	4.0	—
Minority Interest	5.5	—	—	—	—	5.5
Revenue Reduction	—	—	(3.4)	—	3.4	—

Pro Forma Adjusted EBITDA (2)	$198.8	$30.4	$74.6	$0.4	$0.0	$93.3

(1)

Adjusted EBITDA is presented as this is the measure used by the holders of the Registrant’s 9 1/2% senior subordinated notes and 9 1/8% senior subordinated notes, and other lenders, for purposes of determining the Registrant’s performance in light of its debt covenant requirements.

(2)

Pro Forma Adjusted EBITDA is presented as this is the measure which is anticipated to be used under the Company’s new senior secured credit facility for purposes of determining Concentra’s performance in light of its debt covenant requirements. For purposes of Pro Forma Adjusted EBITDA, the litigation costs related to the Louisiana class action suit, the costs incurred on a termination transaction in 2006, and minority earnings of our joint ventures are excluded in the calculation of Adjusted EBITDA.

Concentra Inc.

Reconciliation of Pro Forma Adjusted EBITDA to Net Income

	Pro Forma Estimates
	For the twelve months Ended December 31,
	2004	2005	2006
	(in millions)
Net Income	$(10.0)	$53.8	$32.7
Loss on Impairment of Goodwill and Other Intangible Assets, Net of Tax	33.2	—	—
Divestitures, Viant and other (1)	(18.9)	(30.4)	(29.6)
Acquisition of OH+R (2)	3.5	4.3	—

Adjusted Net Income	7.8	27.7	3.1
Provision for Income Taxes	5.9	(12.4)	(0.1)
Interest Expense, net	26.7	36.3	44.9
Depreciation Expense	24.4	23.5	25.9
Amortization	1.3	1.2	1.6
Equity-based Compensation	0.8	3.7	8.0

EBITDA	66.9	80.0	83.4
Other Non-Operating Expenses	(0.1)	—	(0.6)
Minority Share of Depreciation, Amortization and Interest	(0.7)	(0.7)	(0.9)

Adjusted EBITDA (3)	66.1	79.3	81.9
Minority Interest	3.7	4.4	5.4

Pro Forma Adjusted EBITDA (4)	$69.8	$83.7	$87.3

(1)	Represents the pro forma net income of Concentra’s divestitures, the Spin-Off and other pro forma adjustments.

(2)	Represents the pro forma results of operations for OH+R for the 2004 year and the first ten months of 2005.

(3)

Adjusted EBITDA is presented as this is the measure used by the holders of the Registrant’s 9 1/2% senior subordinated notes and 9 1/8% senior subordinated notes, and other lenders, for purposes of determining the Registrant’s performance in light of its debt covenant requirements.

(4)

Pro Forma Adjusted EBITDA is presented as this is the measure which Concentra anticipates will be used under the new senior secured credit facility for purposes of determining Concentra’s performance in light of its debt covenant requirements. For purposes of Pro Forma Adjusted EBITDA, the litigation costs related to the Louisiana class action suit, the costs incurred on a termination transaction in 2006, and minority earnings of our joint ventures are excluded in the calculation of Adjusted EBITDA.

Concentra Inc.

Reconciliation of Pro Forma Adjusted EBITDA to Net Income for Viant Holdings, Inc.

	For the Twelve Months Ended December 31,
	2002	2003	2004	2005	2006
	(in millions)
Net Income	$17.4	$25.8	$29.2	$23.9	$25.3
Provision for Income Taxes	10.4	16.7	19.1	13.7	17.2
Interest Expense, net	17.4	14.3	10.4	14.5	23.9
Depreciation Expense	3.4	4.3	4.9	5.4	6.7
Amortization	0.9	0.8	0.6	1.4	3.7
Equity-based Compensation	—	—	—	—	0.8

EBITDA	49.5	61.9	64.2	58.9	77.6
Allocation of Parent Company Amortization of Equity-Based Compensation	—	0.1	0.1	0.6	1.3
(Gain)/loss on Fair Value of Economic Hedges Allocated from the Parent Company	1.1	(1.5)	—	—	—
Loss on Early Retirement of Parent Company Debt	1.2	1.1	2.1	1.2	—
Transaction Costs	—	—	—	—	0.7

Adjusted EBITDA (1)	$51.8	$61.6	$66.4	$60.7	$79.6

(1)

Adjusted EBITDA is presented due to the anticipated use of this measure by the holder’s of Viant’s senior subordinated note and senior bank lenders, for purposes of determining Viant’s performance in light of it debt covenant requirements, which are stated in Viant’s debt agreements as measures that relate to Adjusted EBITDA.

Concentra Inc.

Schedule of Historical Capital Expenditures (1)

	Twelve Months Ended			Three Months Ended		LTM 3/31/07
	2004	2005	2006	3/31/06	3/31/07
	(in millions)
Concentra
Capital Expenditures	$16.1	$36.3	$34.5	$8.5	$4.7	$30.6
Acquisition Expenditures	6.8	8.8	12.0	2.7	4.3	13.6

Total Concentra	22.9	45.1	46.5	11.2	9.0	44.3
Viant & Divested Operations
Capital Expenditures	11.8	13.5	18.9	3.6	4.4	19.8
Acquisition Expenditures	—	—	—	—	—	—

Total Viant & Divested Operations	11.8	13.5	18.9	3.6	4.4	19.8
Adjustments
Capital Expenditures (2)	—	(0.6)	(4.3)	(1.3)	—	(3.0)
Acquisition Expenditures (3)	—	212.0	—	—	—	—

Total Adjustments	—	211.4	(4.3)	(1.3)	—	(3.0)
Consolidated
Capital Expenditures	27.9	49.1	49.1	10.8	9.1	47.4
Acquisition Expenditures	6.8	220.8	12.0	2.7	4.3	13.6

Total	$34.7	$270.0	$61.1	$13.4	$13.4	$61.1

(1)

2004 and 2005 capital expenditures have not been adjusted to include the pro forma effects of capital expenditures made by Beech Street Corporation and OH+R for the periods these businesses were not owned by Concentra.

(2)	Amounts represent capital expenditures in the form of capital leases and deferred payments that are not included as capital expenditures in the Registrant’s statement of cash flows.
(3)	Represents acquisition expenditures for the purchase of Beech Street Corporation and OH+R.

PRO FORMA INCOME STATEMENT AND BALANCE SHEET RECONCILIATION

The unaudited pro forma consolidated statement of operations for the twelve months ended March 31, 2007 and the unaudited pro forma consolidated balance sheet as of March 31, 2007 presented below have been derived from Concentra’s historical audited and unaudited historical consolidated financial statements. These unaudited pro forma financial statements present the consolidated results of operations and financial position of Concentra to give pro forma effect to all of the transactions described below as if such transactions had been completed as of April 1, 2006 with respect to the unaudited pro forma statement of operations and as of March 31, 2007 with respect to the unaudited pro forma balance sheet. The unaudited pro forma consolidated statement of operations for the twelve months ended March 31, 2007 has been derived by taking the historical consolidated statement of operations for the year ended December 31, 2006, plus the historical unaudited consolidated statement of operations for the three months ended March 31, 2007, less the historical unaudited consolidated statement of operations for the three months ended March 31, 2006, and then applying pro forma adjustments to give effect to the transactions described herein. The unaudited pro forma consolidated financial information for the twelve months ended March 31, 2007 has been included herein in order to provide investors with pro forma information for the latest practicable twelve-month period. The adjustments are described in the notes to the unaudited pro forma consolidated financial statements.

Specifically, the unaudited pro forma consolidated financial statements presented below give effect to the transactions described in the notes hereto, including:

•	the borrowing of the TLB ($330.0 million) and TLC ($155.0 million) (collectively, “the new senior secured loans”);

•	the spin-off of Viant for additional shares of Viant common stock, the New Viant Notes ($185.0 million) and approximately $260.0 million cash;

•	the exchange of the New Viant Notes for the Company’s existing senior subordinated notes; and

•	the payment of a cash dividend to Concentra stockholders of approximately $350.0 million.

The pro forma adjustments do not give effect to the revision of Concentra’s equity award and stock option plan as a result of the Spin-Off. Included in the pro forma trailing twelve month results is the Company’s historically reported equity compensation expense of $9.3 million which reflects expense for restricted stock awards and stock option grants. In connection with the Spin-Off transaction, the Company will seek to cancel its pre-existing incentive equity compensation programs. Employees, members of management and directors who participate in this cancellation will receive an estimated $12.2 million of the total dividend to shareholders by virtue of the conversion of their stock options and restricted shares into common equity immediately prior to the Spin-Off. After the closing, the Company intends to offer to repurchase certain of its common shares issued to participants in connection with this cancellation program who are employees of Viant. The Company currently estimates these repurchases will cost approximately $1.8 million. Concentra will also establish an incentive equity program which will include grants of common stock and restricted stock awards resulting from the conversion of unvested stock options prior to the Spin-Off. On a trailing twelve month basis, the new equity award and stock option expense would have been $2.5 million. The stock option expense was estimated using a four-year vesting period and a ten-year term. The restricted stock vested over an 18-month period beginning with the Spin-Off date.

The unaudited pro forma consolidated financial information is based upon currently available information, assumptions and estimates which we believe are reasonable. These assumptions and estimates, however, are subject to change. The unaudited pro forma consolidated financial information is presented for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the Spin-Off been consummated on, or as of, the dates indicated, and such data are not necessarily indicative of future operating results or financial position.

Income Statement Reconciliation

	Twelve Months Ended March 31, 2007
(Dollars in millions)	Actual		Adjustments		Pro Forma
Revenue
Concentra		$782.4	$0.0		$782.4
Viant		208.3	(208.3	)(1)	—

Total Revenue		$990.8	$(208.3)		$782.4

Cost of Services
Concentra		$637.1	$0.0		$637.1
Viant		92.3	(92.3	)(2)	—

Total Cost of Services		$729.3	$(92.3)		$637.1

Total Gross Profit		$261.4	$(116.1)		$145.3

General and Administrative		$154.8	$(66.9	)(3)	$87.9
Amortization		5.8	(3.8	)(4)	1.9
Gain on Sale of Assets		—	—		—

EBIT		$100.9	$(45.4)		$55.5

Interest Expense, net		$46.9	$(1.5	)(5)	$45.4
(Gain) Loss on Fair Value of Economic Hedges		0.3	(0.3	)(6)	—
Other Non-Operating Expenses		4.1	0.0		4.2

Pretax Income		$49.6	$(43.7)		$5.9

Provision for Income Taxes		$18.9	$(16.6	)(7)	$2.2

Income from Continuing Operations		$30.7	$(27.1)		$3.7

Income from Discontinued Operations, net of tax	$	(1.7)	$1.7	(8)	—

Net Income		$32.4	$(28.7)		$3.7
Plus: Taxes		$18.9	$(16.6)		$2.2
Plus: Interest Expense		46.9	(1.5)		45.4
Plus: Depreciation and Amortization		54.4	(18.9)		35.6
Plus: Other Non-Operating Expenses		3.6	(1.9)		1.7
Plus (Less): Gain on Sale of Assets		(13.6)	13.6		0.0
Plus (Less): Expenses from Discontinued Operations		35.2	(35.2)		0.0
Plus: Minority Interest Deprec., Amort., and Taxes		4.6	0.0		4.6

Adjusted EBITDA		$182.4	$(89.2	)(8)	$93.3

Plus: Litigation Settlement		$12.4	$(12.4)		—
Plus: Transaction-related Expenses		4.0	(4.0)		—
Plus: Pro Forma Effect of Acquisitions		—	—		—

Pro Forma Adjusted EBITDA		$198.8	$(105.5	)(8)	$93.3

Please refer to notes starting on the next page.

NOTES TO INCOME STATEMENT RECONCILIATION

(1)	Reflects adjustment to eliminate Viant’s revenue.

(2)	Reflects adjustment to eliminate Viant’s cost of services.

(3)	Reflects adjustment to general and administrative expense for the following:

LTM 3/31/07
Elimination of Viant’s historically recorded general administrative expense	$(40.8)
Amortization of Concentra’s and Viant’s retention bonus expense of $1.3 million and $1.2 million, respectively	2.5
Litigation settlement	(12.4)
Costs for a terminated transaction	(4.0)
Assumed reduction in corporate overhead for cash expense	(8.0)
Assumed reduction in corporate overhead for depreciation and amortization	(4.0)
Other	(0.2)

Total	$(66.9)

(4)	Reflects adjustment to eliminate Viant’s amortization of intangibles.

(5)	Reflects adjustments to interest expense, net for the following:

LTM 3/31/07
Elimination of previously recorded interest expense	$(50.3)
Interest expense associated with the Facilities:
Senior secured term loans and Revolver (assumed average interest rate of 8.8% on senior secured loan and a fee of 0.50% on the undrawn Revolver)	47.0
Amortization of deferred financing costs	1.8

Total	$(1.5)

Note:	A 1/8% change in the assumed blended interest rate on the Company’s floating rate senior secured loans would result in a change in interest expense of approximately $0.6 million.

(6)	Reflects adjustment to eliminate the (gain) loss on fair value of economic hedges.

(7)	Reflects income tax expense at a statutory rate of 38%.

(8)	Reflects adjustments to Adjusted EBITDA and Pro Forma Adjusted EBITDA for the Divestiture, the Spin-Off, litigation settlement costs and transaction-related expenses.

Balance Sheet Reconciliation

	Twelve Months Ended March 31, 2007
(Dollars in millions)	Actual	Divestiture Adjustment		Viant Spin-Off		Pro Forma Adjustments		Pro Forma
ASSETS

Current assets:
Cash and cash equivalents	$22.7	$10.1	(1)	$0.0		$(22.4	)(3)	$10.4
Short-term investments	66.4	0.0		0.0		(66.4	)(4)	0.0
Restricted cash and short-term investments	6.6	0.0		0.0		0.0		6.6
Accounts receivable, net	138.4	0.0		(21.8	)(2)	0.0		116.6
Prepaid expenses and other current assets	44.4	0.0		(7.7	)(2)	1.3	(5)	38.0
Current assets held for sale	59.2	(59.2	)(1)	0.0		0.0		0.0

Total current assets	$337.7	$(49.1)		$(29.5)		$(87.5)		$171.6

Property and equipment, net	$115.5	$0.0		$(20.2	)(2)	$0.0		$95.3
Goodwill and other intangible assets, net	574.9	0.0		(252.0	)(2)	0.0		322.9
Restricted long-term investments	2.0	0.0		0.0		0.0		2.0
Other assets	27.4	0.0		(0.7	)(2)	3.6	(6)	30.3
Non-current assets held for sale	82.9	(82.9	)(1)	0.0		0.0		0.0

Total assets	$1,140.4	$(132.0)		$(302.4)		$(83.9)		$622.1

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$0.5	$0.0		$0.0		$3.3	(7)	$3.8
Accounts payable and accrued expenses	136.4	0.0		(28.7	)(2)	(27.3	)(8)	80.4
Current liabilities held for sale	42.6	(42.6	)(1)	0.0		0.0		0.0

Total current liabilities	$179.5	$(42.6)		$(28.7)		$(24.0)		$84.2

Long-term debt, net	$867.1	$(260.3	)(1)	$0.0		$(124.5	)(9)	$482.3
Deferred income tax and other liabilities	95.8	6.5	(1)	(24.5	)(2)	24.3	(10)	102.1
Fair value of economic hedges	(0.1)	0.0		0.0		0.0		(0.1)
Non-current liabilities held for sale	6.7	(6.7	)(1)	0.0		0.0		0.0

Total liabilities	$1,149.0	$(303.1)		$(53.2)		$(124.2)		$668.5

Stockholders’ equity:

Total stockholder’s equity	$(8.6)	$171.1	(1)	$(249.2	)(2)	$40.3		$(46.4)

Total liabilities and stockholder’s equity	$1,140.4	$(132.0)		$(302.4)		$(83.9)		$622.1

Please refer to notes starting on the next page.

NOTES TO BALANCE SHEET RECONCILIATION

(1)	Reflects adjustment for the Divestiture.

(2)	Reflects adjustment for the Spin-Off.

(3)	Reflects adjustments to cash for the following:

As of 3/31/07
Borrowing from new senior secured loans which consist of the TLB ($330.0 million) and TLC ($155.0 million).	$485.0
Dividend received from Viant relating to the Spin-Off	260.0
Dividend paid to Concentra shareholders	(350.0)
Repayment of existing debt:
Senior term loan	(204.7)
Senior subordinated note	(150.0)
Bridge loan	(67.0)
Interest	(15.1)
Transaction cost incurred by Concentra relating to the retirement of the existing senior subordinated notes and the borrowing of the new senior secured term loans. Of the total, $12.2 million will be reflected as a deferred financing cost which will be amortized over the life of the new debt instruments and the remaining $30.4 million is recorded as a current expense	(42.6)
Payment of retention bonuses paid to Concentra employees upon consummation of the Spin-Off. The bonus payments vest (i.e., subject to employee repayment over a two-year period following the separation ($1.3 million per annum))	(2.6)
Repurchase of 243,782 shares of Concentra common stock held by employees of Viant who received these shares in the distribution in connection with the cancellation of Concentra’s prior stock option, restricted stock and deferred share program	(1.8)
Liquidation of short-term investments to cash	66.4

Total	$(22.4)

(4)	Reflects liquidations of short-term investments to cash.

(5)

Reflects the payment of retention bonuses paid to Concentra employees upon consummation of the Spin-Off. The bonus payments vest (i.e., subject to employee repayment over a two year period following the separation ($1.3 million per annum)).

(6)	Reflects adjustments to other assets for the following:

As of 3/31/07
Eliminate historically recorded debt issuance costs	$(9.9)
Debt issuance costs incurred related to the new senior secured term loans	12.2
Payment of retention bonuses, paid to Concentra employees upon consummation of the Spin-Off	1.3
The bonus payments vest (i.e., subject to employee repayment over a two-year period following the separation ($1.3 million per annum))

Total	$3.6

(7)	Reflects current portion of long-term debt related to the TLB (1% of original outstanding balance).

(8)	Reflects adjustments to accounts payable and accrued expenses for the following:

As of 3/31/07
Payment of accrued interest expense related to the existing senior term loan	$(14.4)
Reduction of income taxes payable for transaction costs incurred	(12.9)

Total	$(27.3)

(9)	Reflects adjustments to long-term debt for the following transactions:

As of 3/31/07
Long–term portion of the borrowings from the new senior secured term loans	$481.7
Retirement of existing debt obligations:
Senior secured debt obligation	(204.7)
Senior subordinated notes, net of premium and discount of $1.0 million and $1.4 million, respectively. The Company currently intends to exercise its optional “make whole” right to redeem the notes not tendered in the Exchange Offer.	(334.5)
Bridge loan	(67.0)

Total	$(124.5)

(10)	Reflects adjustments to deferred income tax and other liabilities for the following transactions:

As of 3/31/07
Repayment of accrued interest expense on bridge loan	$(0.7)
Record tax contingency related to Spin-Off transaction	25.0

Total	$24.3